SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 1998

                                INTELLICELL CORP.
             (Exact name of registrant as specified in its charter)

 Delaware                        1-12571                     95-4467726
(State or other                (Commission                  (IRS Employer
 of incorporation)              File Number)                Identification No.)

9314 Eton Avenue, Chatsworth, CA 91406
(Address of principal executive offices) (Zip code)

                                 (818) 906-7777
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On May 20, 1998, a mutual decision was made by the Audit Committee of the Company and its independent accountants, BDO Seidman LLP, that BDO Seidman would not stand for reelection as the independent accountants. The Company's decision was in furtherance of its cost cutting strategies. BDO Seidman's report on the Company's financial statements during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the last two fiscal years and the subsequent interim period through May 20, 1998, there were no disagreements between the Company and BDO Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

      On May 20, 1998, the Company engaged the services of Hollander, Lumer & Co., LLP. The Company authorized BDO Seidman to respond to any and all inquiries of this successor accountant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Prior Certifying Accountant


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               INTELLICELL CORP.


                                          By:  /s/ Ben Neman
                                               ----------------------
                                               Ben Neman
                                               Chairman, Chief Executive
                                               Officer and President

Date: June 1, 1998


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